EXHIBIT 99.1

Anaren, Inc. Shareholders Approve Merger Agreement With Affiliate of Veritas Capital

SYRACUSE, N.Y., Feb. 7, 2014 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) (the "Company") announced that, at its Special Meeting of Shareholders (the "Special Meeting") held on February 6, 2014, the Company's shareholders approved the adoption of the previously announced Agreement and Plan of Merger, dated as of November 4, 2013, as amended (the "Merger Agreement"), among ANVC Holding Corp., a Delaware corporation, ANVC Merger Corp., a New York corporation and wholly owned subsidiary of ANVC Holding Corp. ("Merger Sub"), and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation.

Holders of 12,018,121 shares of Company common stock, representing approximately 89% of the shares of Company common stock outstanding as of the record date of December 18, 2013 for the Special Meeting, were present in person or by proxy. Holders of 11,512,181 shares voted in favor of adopting the Merger Agreement, representing approximately 99% of the shares that were voted, and approximately 86% of the shares outstanding as of the record date. The Company's shareholders also approved, by non-binding advisory vote, specified compensation arrangements that may be payable to the Company's named executive officers in connection with consummation of the merger with a vote of 9,529,234 shares, representing approximately 83% of the shares that were voted and approximately 71% of the shares outstanding as of the record date.

Approval of the Merger Agreement by the shareholders satisfies one of the conditions required to finalize the acquisition. The transaction is still subject to certain other customary closing conditions. Subject to satisfaction of all such conditions, the Company currently anticipates that the merger will be completed on or about February 14, 2014. If the proposed merger is completed, the Company will become a wholly-owned subsidiary of ANVC Holding Corp., an affiliate of The Veritas Capital Fund IV, L.P.

About Anaren, Inc.

Anaren, Inc. designs, develops, manufactures and sells highly integrated microwave components, assemblies and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

About Veritas Capital

Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to government and commercial customers worldwide. Since 1992, Veritas has been involved as the lead investor in over 65 transactions totaling approximately $16 billion in value. For more information, please visit http://www.veritascapital.com.

Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company's operations or strategy. These forward-looking statements are based on management's current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts' reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the acquisition may not be consummated in a timely manner, if at all; (2) the definitive acquisition agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management's attention from the Company's ongoing business operations; (4) the failure of the acquiror to obtain the necessary financing to complete the acquisition; (5) the effect of the announcement of the acquisition on the Company's business relationships, operating results and business generally; and (6) the failure to obtain the requisite approvals to the acquisition. Additional factors are set forth in Anaren's filings with the SEC, including its Annual Report on Form 10-K for the year ended June 30, 2013, filed with the SEC on August 12, 2013 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8−K, which factors are incorporated herein by reference. Forward-looking statements speak only as of the date on which they are made. Anaren expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: David M. Ferrara, Secretary and General Counsel
         315-362-0510